 Exhibit 10.22

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “Amendment”) is effective as of the 16th day of August, 2006 and is executed this 19th day of October, 2006, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and INNOTRAC CORPORATION, a Georgia corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain lease dated February 28, 2005 (the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 646,468 rentable square feet of space (the “Original Premises”) in a building commonly known as Building 1 in Hebron Industrial Park (the “Building”), located at 2305 Litton Lane, Hebron, Kentucky 41048; and

WHEREAS, Tenant desires to lease from Landlord temporary space in the Building (the “Temporary Space”); and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such Temporary Space and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.    Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.    Temporary Space. Effective October 27, 2006, Landlord and Tenant hereby agree that Landlord shall provide Tenant with temporary space in the Building in increments of approximately 1,722 rentable square feet, which represents the approximate size of each bay area (the “Bay Area”). Each Bay Area shall hereinafter collectively be referred to as the “Temporary Space”. The area in which the Temporary Space may be located is shown on Exhibit A-2 attached hereto and made a part hereof. If Tenant shall use or occupy any portion of a Bay Area, the entire Bay Area shall be deemed a part of the Temporary Space. Tenant shall pay to Landlord as rent an amount equal to Three Dollars and Twelve Cents ($3.12) per rentable square foot of the Temporary Space plus Tenant’s Proportionate Share of Operating Expenses for the Temporary Space, which shall be determined by multiplying the Operating Expenses by a percentage determined by dividing the rentable square fee of the Temporary Space by the rentable square feet of the Building. Tenant hereby agrees to notify Landlord one (1) day prior to taking or giving back a Bay Area. Landlord shall measure the Temporary Space each Friday and shall invoice Tenant monthly for the use of the Temporary Space. Tenant accepts the Temporary Space “AS-IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto. The Temporary Space shall be subject to all other terms and conditions of this Lease not specifically addressed herein.

3.    Term. The term for the temporary space shall expire on the earlier of (a) the date that Tenant surrenders all of the Temporary Space to Landlord in accordance with the provisions of Section 2.03 or (b) April 30, 2007.

4.    Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

5.    Brokerage Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Amendment are Duke Realty Services Limited Partnership, representing itself as Landlord and Grubb & Ellis and West Shell, representing Tenant. Each party shall indemnify the other party from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

6.    Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

7.    Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

8.    Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

9.    Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	Duke Realty Corporation, its general partner

	By:	/s/ Daniel P. Ruh
Daniel P. Ruh Senior Vice President Cincinnati Operations

TENANT:

INNOTRAC CORPORATION, a Georgia corporation
By:	/s/ Robert Toner
Printed:	Robert Toner
Title:	VP of Logistics

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Daniel P. Ruh, by me known and by me known to be the Senior Vice President, Cincinnati Operations of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said partnership.

WITNESS my hand and Notarial Seal this 19th day of October, 2006.

/s/ Rose Andriacco
Notary Public

(Printed Signature)

My Commission Expires: ____________________

My County of Residence: Clermont

STATE OF GEORGIA	)
) SS:
COUNTY OF GWINNETT	)

Before me, a Notary Public in and for said County and State, personally appeared Robert J. Toner, by me known and by me known to be the Sr. Vice President of Innotrac Corporation, a Georgia corporation, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 16th day of October, 2006.

/s/ Shanin Crowther
Notary Public
/s/ Shanin Crowther
(Printed Signature)

My Commission Expires: 6/19/09

My Country of Residence: Gwinnett